PRESS RELEASE             EXHIBIT 99.1

                   Wire Release - National  Circuit
                For Release at 5:00 P.M. (Pacific Time)
                                                     Page 1 of 1
   August 24, 2004         Richard Balocco        (408) 279-7933
   San Jose, California    V.P. Corporate Communication


    SJW CORP. ANNOUNCES APPROVAL BY CPUC OF INCREASE IN RATES

     SAN JOSE, CA, August 24, 2004, SJW Corp. (AMEX:SJW) announced that on August 19, 2004, San Jose Water Company
(SJWC), its wholly owned subsidiary, received approval in its General Rate Case from the California Public Utilities Commission
(CPUC) to increase rates by $11.8 million or 8% in 2004; by $4.3 million or 2.7% in 2005 and by $4.2 million or 2.6% in 2006. The rate increases reflect a return on equity (ROE) of 9.90% and a return on rate base (ROR) of 8.86%, which is within the range of returns currently authorized by the Commission for California Class A water utilities.

     In January 2004, the CPUC authorized SJWC an interim rate increase of 2% pending CPUC consideration of SJWC's General Rate Case application. This month's decision permits SJWC to recover the difference between the interim rates authorized in January 2004 and the new rates set forth above.

     This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.